Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces $5,275,000 Registered Direct Offering of Common Stock

Enters Into Agreements for Private Placement and Debt Conversion

FORT LAUDERDALE, FL, April 6, 2010 – eDiets.com, Inc. (NASDAQ: DIET) today announced the pricing of its $5,275,000 registered direct offering of common stock. The Company has entered into subscription agreements with certain investors to purchase 5,275,000 shares of its common stock in a registered direct offering at a price of $1.00 per share. The registered direct offering is expected to close on or about April 9, 2010, subject to the satisfaction of customary closing conditions. Roth Capital Partners, LLC acted as the sole placement agent in connection with the registered direct offering.

eDiets expects to receive total net proceeds from the registered direct offering of approximately $4.7 million, after deducting placement agent fees and other offering expenses. Proceeds from the registered direct offering will be used for general corporate purposes, including working capital to fund eDiets’ future growth opportunities, such as the expansion of advertising related to its fresh-prepared meal delivery service.

Certain of eDiet’s officers and directors have also agreed, subject to stockholder approval and other closing conditions, to provide $1 million of additional capital through the purchase of $500,000 of newly issued shares of common stock in a private placement and the conversion of a $500,000 note, each at the public offering price.

In addition, eDiets announced that it has entered into an agreement to convert the aggregate principal amount, plus accrued and unpaid interest through the date of conversion, of outstanding debt held by its largest stockholder, Prides Capital Partners, LLC (“Prides”) into shares of common stock at a conversion price equal to the public offering price. The conversion of the Prides notes and the $500,000 note (as discussed above) held by Kevin Richardson, II, one of eDiets’ directors and an officer of Prides, is subject to stockholder approval and other closing conditions. As of March 31, 2010, the Prides notes had an aggregate principal balance of $15.1 million and accrued and unpaid interest of approximately $6.3 million and the Richardson note had an aggregate principal balance of $500,000 and accrued and unpaid interest of $1,575.

The private placement and the debt conversions are contingent upon, among other customary closing conditions, the completion of the registered direct offering, approval of eDiets’ stockholders of the issuance of the shares of common stock in the private placement and debt conversions and an amendment to eDiets’ certificate of incorporation increasing the number of authorized shares to at least 100,000,000. The debt conversions are also contingent on eDiets’ receipt of at least $3 million in gross proceeds from the registered direct offering. Prides, which owned 52.0% of eDiets’ outstanding common stock as of March 31, 2010, has agreed to execute a written consent approving the debt conversions, the private placement to certain directors and officers and the amendment to eDiets’ certificate of incorporation. The private placement and debt conversions will not close until at least 20 calendar days after a definitive information statement relating to the approval of the issuance of shares in the private placement and the debt conversions and the amendment to the certificate of incorporation is sent to stockholders pursuant to Regulation 14C under the Securities and Exchange Act of 1934, as amended. eDiets will also file an amendment to its definitive proxy statement previously filed with the SEC on March 22, 2010 removing the proposal to amend eDiets’ certificate of incorporation from the items to be voted upon at eDiets’ annual stockholder meeting on May 4, 2010.

The registered direct offering is being made pursuant to a prospectus supplement included as part of a shelf registration statement filed with the Securities and Exchange Commission (SEC) that was declared effective on March 25, 2010. A prospectus supplement related to the registered direct offering will be filed with the SEC. Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the SEC’s website at http://www.sec.gov or from Roth Capital Partners, LLC by email to rothecm@roth.com or by mail to 24 Corporate Plaza, Newport Beach, CA 92660. This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of common stock of eDiets. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

The shares of common stock to be sold in the private placement and the debt conversions have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirement of such Act and applicable state securities laws. However, eDiets has agreed to register for resale the shares of common stock issued in the private placement and the debt conversions.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. eDiets also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets’ unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Forward-Looking Statements

Certain statements made in this report that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include statements regarding the completion, timing and size of the public offering, the private placement and the debt conversions.

These forward-looking statements reflect eDiets’ current views about future events and are subject to risks, uncertainties and assumptions. eDiets wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include risks and uncertainties related to market conditions, eDiets’ ability to meet the conditions necessary to consummate the registered direct offering, the private placement and the debt conversions on the anticipated terms, or at all, and those risk factors set forth in filings with the SEC, including eDiets’ annual and quarterly reports.

These risks are not exhaustive and may not include factors that could adversely impact eDiets’ business and financial performance. Moreover, eDiets operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for eDiet’s management to predict all risk factors, nor can eDiets assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although eDiets believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither eDiets nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. eDiets does not undertake any responsibility to update any of these forward-looking statements to conform its prior statements to actual results or revised expectations.